Exhibit 3.17

CERTIFICATE OF FORMATION

OF

MENTOR - CBS ACQUISITION, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Mentor - CBS Acquisition, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on November 26, 1997.

/s/ Michelle H. Ancosky
Michelle H. Ancosky, Authorized Person

Certificate of Amendment to Certificate of Formation

of

Mentor - CBS Acquisition, LLC

It is hereby certified that:

1.                                       The name of the limited liability company (hereinafter called the “limited liability company”) is Mentor – CBS Acquisition, LLC.

2.                                       The certificate of formation of the limited liability company is hereby amended by striking out Article 1. thereof and by substituting in lieu of said Article the following new Article:

“1.                                 The name of the limited liability company (hereinafter called the “limited liability company”) is Carolina Behavioral Services, LLC.”

Executed on the 26th day of January, 1998.

/s/ Michelle Ancosky
Michelle Ancosky, Authorized Person

CERTIFICATE OF AMENDMENT

OF

CAROLINA BEHAVIORAL SERVICES, LLC

1. The name of the limited liability company is Carolina Behavioral Services, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The address of the registered office of the LLC in the State of Delaware is changed to c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

The name and address of the registered agent for service of process on the LLC in the State of Delaware is changed to The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Carolina Behavioral Services, LLC on this 16th day of May, 2002.

/s/ Christina Pak
Christina Pak, Authorized Agent